UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      February 8, 2005

CT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	0-19179	56-1837282
(State or other Jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 PROGRESS PLACE NE
P.O. BOX 227
CONCORD, NORTH CAROLINA	28026-0227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (704) 722-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01. Entry into a Material Definitive Agreement.

On February 8, 2005, the Compensation Committee of the Board of Directors of CT Communications, Inc. (the “Company”) approved the terms pursuant to which the Company would award annual and long-term incentive bonus awards for the 2005 fiscal year, as well as certain changes to the long-term incentive bonus awards for the performance periods 2003 to 2005 and 2004 to 2006. The Company’s annual and long-term incentive bonus awards program is administered under the Company’s Amended and Restated 2001 Stock Inventive Plan.

A description of the Company’s annual and long-term incentive bonus awards program for the 2005 fiscal year and the changes made to the long-term incentive bonus awards for the performance periods 2003 to 2005 and 2004 to 2006, as well as a description of the Company’s director compensation arrangements for the 2005 fiscal year, are attached hereto as exhibits and are hereby incorporated by reference.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

	10.1	Description of Annual Incentive and Long-Term Incentive Bonus Awards

	10.2	Description of 2005 Compensation of Directors

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT COMMUNICATIONS, INC.
(Registrant)

Date: February 11, 2005	By:	/s/ Ronald A. Marino
Ronald A. Marino Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Description of Annual Incentive and Long-Term Incentive Bonus Awards

10.2	Description of 2005 Compensation of Directors